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FIRST CHARTER CORPORATION                                          Exhibit 11.1
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                             Years Ended December 31,


                                                                1995             1994

NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:

1.  Net income  . . . . . . . . . . . . . . . . . . . .     $    7,003,062   $  6,569,674
2.  Weighted average common shares outstanding  . . . .          6,227,851      6,238,297
3.  Incremental shares under stock options
      computed under the treasury stock method
      using the average market price of issuer's
      stock during the periods  . . . . . . . . . . . .             56,074         42,421
4.  Weighted average common shares and common
      equivalent shares outstanding   . . . . . . . . .          6,283,925      6,280,718

5.  Net income per share  . . . . . . . . . . . . . . .    $          1.11  $        1.05
      (Item 1 Divided by Item 4)


FULLY DILUTED:

1.  Net income  . . . . . . . . . . . . . . . . . . . .    $     7,003,062  $   6,569,674
2.  Weighted average common shares outstanding  . . . .          6,228,139      6,234,300
3.  Incremental shares under stock options
      computed under the treasury stock method
      using the higher of the average or ending
      market price of issuer's stock at the end
      of the periods  . . . . . . . . . . . . . . . . .             67,833         46,718
4.  Weighted average common shares and common
      equivalent shares outstanding   . . . . . . . . .          6,295,972      6,281,018

5.  Net income per share  . . . . . . . . . . . . . . .    $          1.11  $        1.05
      (Item 1 Divided by Item 4)


All per share data has been retroactively adjusted to reflect a stock split effected in the form of a 33 1/3% stock dividend declared in the fourth quarter of 1994.

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FIRST CHARTER CORPORATION                                          Exhibit 11.1
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS                (Continued)


                                                                       Year Ended
                                                                     December 31,

                                                                         1993

NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:

1.  Net income  . . . . . . . . . . . . . . . . . . . .          $      5,484,208
2.  Weighted average common shares outstanding  . . . .                 6,279,400
3.  Incremental shares under stock options
      computed under the treasury stock method
      using the average market price of issuer's
      stock during the periods  . . . . . . . . . . . .                    32,102
4.  Weighted average common shares and common
      equivalent shares outstanding   . . . . . . . . .                 6,311,502
5.  Net income per share  . . . . . . . . . . . . . . .          $           0.87
      (Item 1 Divided by Item 4)


FULLY DILUTED:

1.  Net income  . . . . . . . . . . . . . . . . . . . .          $      5,484,208
2.  Weighted average common shares outstanding  . . . .                 6,279,567
3.  Incremental shares under stock options
      computed under the treasury stock method
      using the higher of the average or ending
      market price of issuer's stock at the end
      of the periods  . . . . . . . . . . . . . . . . .                    37,082
4.  Weighted average common shares and common
      equivalent shares outstanding   . . . . . . . . .                 6,316,649
5.  Net income per share  . . . . . . . . . . . . . . .          $           0.87
      (Item 1 Divided by Item 4)

All per share data has been retroactively adjusted to reflect a stock split effected in the form of a 33 1/3% stock dividend declared in the fourth quarter of 1994.